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                                   EXHIBIT 99
                                ----------------


[Letterhead of Hecla Mining Company]




                                                              ____________, 1999



Name and Address of Purchaser


Dear Sirs:

      This letter sets forth the agreement of ______________ (the "Purchaser") and Hecla Mining Company (the "Company") regarding the purchase by Purchaser from the Company of the Company's common stock (the "Common Stock") on the date hereof. The parties agree as follows:

      1. This agreement relates to the purchase by Purchaser of _________ shares of the Company's Common Stock for an aggregate purchase price of $___________, which purchase is being settled by the parties on the date hereof.

      2. The Company represents and warrants that (a) the shares of Common Stock issued by the Company to Purchaser have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3, Commission File Number 33-59659 (the "Registration Statement"); and (b) the Company has filed a prospectus supplement to the Registration Statement in connection with this transaction.

      3. The shares of Common Stock purchased from the Company by Purchaser hereunder have been authorized for listing on the New York Stock Exchange.

      4. The Company will promptly notify Purchaser of (a) any stop order or other suspension of the effectiveness of the Registration Statement and (b) the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     5.   This agreement and the legal relations between the parties hereto with respect to any purchase of Common Stock by Purchaser hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles thereunder.

      Please execute a copy of this letter which, when executed by Purchaser, will constitute an agreement between the Company and Purchaser.

                              Very truly yours,


                              Hecla Mining Company


                              By:       /s/ John P. Stilwell
                                    -------------------------------------------
                                    Name:  John P. Stilwell
                                    Title:  Vice President - Chief Financial
                                            Officer

AGREED TO:

Name of Purchaser


By:
   ----------------------------
   Name:
   Title: